EXHIBIT 99.1

SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT made as of the                     day of January, 2004, by and between:

     RED MOON BROADBAND, with an address of 6810 Main Street, Frisco, Texas 75034, (“Seller”), and

     WILTEX A, INC., with an address of 455 E. Wonderview, Suite #B2, Estes Park, Colorado 80517, (“Buyer”).

RECITALS

     FIRST, Seller is the owner of                     shares of common stock of RED MOON BROADBAND, a                      corporation (“Red Moon”), which represents 100% of the issued and outstanding common shares of Red Moon, as more fully described in the attached Exhibit A.

     SECOND, Seller desires to sell                     % of the issued and outstanding shares of Red Moon to Buyer in consideration of the following:

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and Agreements hereinafter set forth, the parties hereto agree as follows:

1.0 Transfer of Shares

     Seller hereby transfers and delivers                     % of its issued and outstanding shares, or                     shares in Red Moon to Purchaser in consideration of $                     by wire transfer to an account to be specified by Seller. Upon receipt of the consideration by Buyer, Seller will immediately forward                      common shares to Buyer.

2.0 Representations and Warranties of Seller

     Seller hereby represents and warrants to Buyer that:

2.1 Authority. Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes a valid and binding instrument, enforceable in accordance with its terms.

2.2 Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound.

2.3 Title to Seller’s shares in Red Moon. Seller is the legal and beneficial owner of its shares in Red Moon and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

3.0 Representations and Warranties of Buyer. Buyer hereby unconditionally represents and warrants to Seller that:

3.1 Authority. Buyer has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding instrument, enforceable in accordance with its terms.

3.2 Compliance with other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Buyer is a party or by which Buyer is bound.

3.3 Rule 144 Restriction. Buyer hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

4.0 Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

5.0 Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of Colorado.

6.0 Severability. In the event that any term, covenant, condition or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition or provision or agreement contained herein, which shall remain in full force and effect.

7.0 Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation and due diligence.

8.0 Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective, but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

9.0 Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

10. Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

IN WITNESS HEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

WILTEX A, INC., Buyer	RED MOON BROADBAND, Seller

By: James E. Hogue	By: Brian Thompson

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